UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2019

PRINCIPIA BIOPHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38653	26-3487603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 East Grand Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 416-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PRNB	The Nasdaq Global Select Market

Item 8.01	Other Events

ITP Press Release

Principia Biopharma Inc. (the “Company”) issued a press release on December 7, 2019 announcing the presentation of consistent positive data from its ongoing Phase 1/2 clinical trial of its proprietary drug candidate, PRN1008, for the treatment of immune thrombocytopenia (ITP) at an oral scientific session at the 61st American Society of Hematology Annual Meeting.

The analysis presented included 31 adult patients. The median treatment duration of the reported data was 12 weeks (range 0.1 to 41.9). PRN1008 starting doses in the trial were 200mg once daily, 400 mg once daily, 300 mg twice daily, and 400 mg twice daily, with intra-patient dose escalation allowed every four weeks. Of the 31 enrolled patients, 39% (80% confidence interval (CI) 28, 50) achieved the trial’s primary end-point of two or more consecutive platelet counts of ≥ 50,000/µL, separated by at least five days, and increased by ≥ 20,000/µL from baseline without requiring rescue medication. In addition, 45% (80% CI 34, 57) of enrolled patients achieved any two platelet counts ≥ 50,000/µL. Most patients who achieved the primary endpoint had a platelet count of ≥ 30,000/µL by the first week of treatment. These results were observed despite the limited duration of therapy and patients at multiple escalating dose levels. The data on a sub-set of 13 patients treated at higher doses and who had completed at least 12 weeks of therapy, demonstrated a response rate of 54% (80% CI 37, 70) and 62% (80% CI 44, 77) for both endpoints, respectively. The data on all 31 patients showed PRN1008 had been well-tolerated at all doses studied, whether given as a monotherapy or with allowed concomitant ITP therapy (thrombopoietin and steroids), with no reported treatment related bleeding or thrombotic events. Related treatment emergent adverse events were reported in 35% of patients and were all grade 1 or 2. There have been four serious adverse events (SAEs) reported in the ongoing Phase 1/2 trial in ITP and one SAE in the ongoing Phase 2 Part B trial in pemphigus, none of which were related to drug. These results are preliminary in nature and may change as additional patients are enrolled and progress in the trial. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITP Presentation

As detailed in the press release, the Company also held an investor event on December 7, 2019 to review the ITP data and the ITP landscape. The investor event was available via live webcast. A copy of the ITP data slide presentation that was presented at the event is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Disclosure Channels to Disseminate Information

The Company disseminates information to the public about the Company, its drug candidates and pipeline, its science and technology and other matters through various channels, including the Company’s investor relations website (https://ir.principiabio.com), SEC filings, press releases, public conference calls and webcasts, in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages investors and others to review the information it makes public through these channels, as such information could be deemed to be material information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Principia Biopharma Inc. dated December 7, 2019.

99.2	ITP Presentation dated December 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPIA BIOPHARMA INC.

Date: December 9, 2019	By:	/s/ Roy Hardiman
Roy Hardiman
Chief Business Officer